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                                                                    EXHIBIT 99.1


                         BANCTRUST FINANCIAL GROUP, INC.
          Proxy for Special Meeting of Shareholders, ____________, 2003
                       SOLICITED BY THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute and appoint Dan Britton and Kay I. McKee, and each of them, with full power to act alone, my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all common stock of BancTrust Financial Group, Inc. standing in my name on its books on ___________, 2003, at the Special Meeting of its shareholders to be held at 100 St. Joseph Street, Mobile, Alabama, on ___________, 2003 at 10:00 a.m., Central Time, and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

1. Plan of Merger. Adoption of the Agreement and Plan of Merger as described in the Joint Proxy Statement and Prospectus dated July 23, 2003, whereby:
      (i) CommerceSouth, Inc. will be merged into BancTrust Financial Group, Inc.; and (ii) shareholders of CommerceSouth, Inc. will receive the number of shares of BancTrust Financial Group, Inc. Common Stock calculated as provided in said Agreement and Plan of Merger.

                       [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. Other Business. The proxies are authorized to vote in their discretion upon such other business as may be brought before the meeting or any adjournment thereof. The Board of Directors currently knows of no other business to be presented.

      If properly executed and returned, the shares represented by the proxy will be voted in accordance with the directions given herein. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED, SUBJECT TO AND IN ACCORDANCE WITH THE PROVISIONS CONTAINED IN THE BOARD OF DIRECTORS' JOINT PROXY STATEMENT AND PROSPECTUS DATED ____________, 2003, "FOR" THE APPROVAL OF THE MERGER. If any other business is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors.

      This proxy may be revoked at any time prior to its exercise by written notice or a subsequently dated proxy delivered to the Secretary of BancTrust Financial Group, Inc.

      Please date, sign and mail this proxy in the envelope provided. Postage not necessary if mailed in the United States.

                                   -----------------------------------------
                                   Print Name
DATED:__________________, 2003
                                   Number of Shares:

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                                   Signature

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                                   Signature

                                   (Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign.
                                   Attorneys, Executors, Administrators, etc.
                                   should so indicate.)